                                  EXHIBIT 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2


                 UNION PLANTERS CORPORATION AND SUBSIDIARIES
               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE


                                                      THREE MONTHS ENDED                           SIX MONTHS ENDED
                                                             JUNE 30,                                  JUNE 30,
                                                 -------------------------------          --------------------------------
                                                    1997                 1996                 1997                 1996
                                                 ----------          -----------          -----------           ----------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER COMMON SHARE
Average shares outstanding                       66,445,025           63,305,728           65,906,067           63,076,952
Assumed exercise of options outstanding           1,284,968            1,212,197            1,343,215            1,223,343
                                                -----------          -----------          -----------          -----------
Primary average shares outstanding               67,729,993           64,517,925           67,249,282           64,300,295
                                                ===========          ===========          ===========          ===========

Net earnings                                    $    59,853          $    48,624          $   119,045          $    95,776
Less: Preferred stock dividends
        Series B                                          -                   43                    -                  (45)
        Series E                                     (1,213)              (1,748)              (2,709)              (3,496)
                                                -----------          -----------          -----------          -----------

Net earnings applicable to common shares        $    58,640          $    46,919          $   116,336          $    92,235
                                                ===========          ===========          ===========          ===========

Primary earnings per common share                      $.87                 $.72                $1.73                $1.42


                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                 UNION PLANTERS CORPORATION AND SUBSIDIARIES
            COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

                                                       THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                             JUNE 30,                                  JUNE 30,
                                                --------------------------------          --------------------------------
                                                    1997                  1996                1997                 1996
                                                -----------          -----------          -----------          -----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                       66,445,025           63,305,728           65,906,067           63,076,952
Assumed exercise of options outstanding           1,472,711            1,213,108            1,437,953            1,249,906
Assumed conversion of preferred stock
 outstanding:
      Series B                                            -              108,278                    -              224,023
      Series E                                    3,311,195            4,365,076            3,683,533            4,367,800
                                                -----------          -----------          -----------          -----------
Fully diluted average shares outstanding         71,228,931           68,992,190           71,027,553           68,918,681
                                                ===========          ===========          ===========          ===========

Net earnings                                         59,853               48,624              119,045               95,776
Less: Preferred stock dividends                           -                    -                    -                    -
                                                -----------          -----------          -----------          -----------

Net earnings applicable to common shares        $    59,853          $    48,624          $   119,045          $    95,776
                                                ===========          ===========          ===========          ===========

Fully diluted earnings per common share         $       .84          $       .70          $      1.68          $      1.38
